Exhibit 10.34

Online working capital loan general agreement

Standardized clauses

(2021021 Version / Electronic Channel Edition / Made in August, 2022)

Number: 07800LK24CCIBNC

The names of the lender and the borrower are detailed in the subsidiary terms

In accordance with the relevant national laws, regulations and rules, the parties to the loan and the loan hereby enter into this Agreement through mutual agreement. The online working capital loan referred to as “online current loan” refers to the business in which the lender and the borrower sign a general loan agreement with the borrower. During the term of the agreement, the borrower can apply for borrowing through the lender’s online banking and other electronic channels.

Article 1. Credit matters

1.1 The borrower initiates the loan application in the lender’s online banking and other electronic channels, and the lender approves the issuance of the loan to the borrower after examination according to the borrower’s application.

1.2 The amount, purpose, interest starting date, maturity date, interest rate, interest rate adjustment method of interest rate and repayment method of each online loan under this Agreement shall be subject to the records in the loan IOU issued by the lender on online banking and other electronic channels, and the Borrower has no objection to this. The above loan IOU is an integral part of this Agreement.

1.3 The type of the offline loan is working capital loan. Without the written consent of the lender, the borrower shall not change the purpose of the loan determined in the IOU.

1.4 The commencement date of each online loan under this Agreement shall be within the term of this Agreement.

1.5 During the performance of this Agreement, if a starting interest date and maturity date is a non-bank working day, it shall be postponed to the next working day of the bank.

1.6 Interest rate and the way the interest rate is adjusted.

1.6.1 The RMB loan interest rate shall be added or decreased on the basis of the loan market quoted interest rate (LPR), and the annual interest rate shall be determined and converted according to the following formula: daily interest rate = annual interest

Rate / 360. The specific loan interest rate shall be subject to the record of the loan IOU when each loan is issued. The interest rate and interest rate rules of foreign currency loans shall be subject to the loan IOU record at the time of each loan issuance and the relevant supplementary agreement (if any).

1.6.2 The loan interest shall be calculated on the actual days of the loan from the date when the loan is transferred to the account designated by the borrower.

1.6.3 Prior to the issuance of the loan, if the Loan Market Offered Rate (LPR) is adjusted and applicable to the loan under this Agreement, the new Loan Market Offered Rate (LPR) shall apply and the new loan rate shall be redefined and executed according to the additional or minus basis points stipulated in Article 1.6.1 of this Agreement.

1.6.4 After the issuance of the loan, the loan market quoted rate (LPR) is adjusted and applicable to the loan under this Agreement, the adjustment of the loan interest rate shall be subject to the corresponding loan IOU. The details are as follows:

(1) Adjust on January 1st of the next year: since each loan market quoted rate (LPR) adjustment of the date of the following January 1, according to the adjusted loan market quoted rate (LPR) (such as loan market quoted rate (LPR) in a calendar year after two or more adjustments, to the last adjustment of the loan market quotation rate (LPR)) and the corresponding add and subtract basis points to determine and implement the new loan rate;

(2) Adjusted monthly or quarterly or semi-annual or annually: The monthly or quarterly or semannual or annual adjustment means to determine and implement the new loan rate on the monthly or quarterly or quarterly or annual day (with no corresponding day, the last day of the month or quarterly or the last day of the loan market quoted rate (LPR) (such as the loan market quoted rate (LPR) for the last adjustment during the period agreed in this paragraph; (in this paragraph “month \ quarter \ half a year” as “period”)

(3) Fixed interest rate: continue to implement the original interest rate recorded in the corresponding loan IOU, without interest in sections;

(4) Immediately adjustment: from the day of adjustment of each loan market quotation rate (LPR), the adjusted loan market quotation rate (LPR) and the corresponding plus or minus basis points shall be determined and the new loan interest rate shall be implemented on the day, and the interest will be calculated in sections.

1.6.5 The lender may timely adjust the loan interest rate according to the changes in the external market interest rate and the actual business needs.

1.7 Repayment method

The repayment of principal and interest adopted in this contract shall be subject to the corresponding loan documents. The details are as follows:

(1) Adopt the repayment of the equal amount of principal and interest on schedule

① If the repayment date of each period is the corresponding date of the whole period from the date of loan issuance (if there is no corresponding date, the repayment date is the last day of the final month), from the month of the loan issuance, the loan principal and interest with the same amount of the calculation formula is:

The amount of the principal and interest for each period= the balance of the loan principal amount×the interest rate for each issue×(1+interest rate per installment of the loan) number of repayment periods÷[(1+interest rate per installment of the loan)number of repayment periods-1]

② If the repayment date of each installment is not the corresponding date of the whole period from the date of loan issuance, the calculation formula of the principal and interest of the other periods except the first and last periods is the same as above, and the calculation formula of the principal and interest of the first and final periods is:

First term repayment principal = the balance of the loan principal amount×the interest rate for each issue×(1+interest rate per installment of the loan)number of repayment periods÷[(1+interest rate per installment of the loan)number of repayment periods-1]-the balance of the loan principal amount×interest rate per installment of the loan

Interest of the first period of loan repayment=the balance of the loan principal amount×the actual number of days in the first issue×day rate

The amount of principal and interest in the first loan repayment=the principal of the first loan repayment+interest on the first loan repayment

The principal of the final loan repayment=the balance of the loan principal amount

Interest on the final loan repayment=the balance of the loan principal amount×the actual number of days in the final period×day rate

The amount of principal and interest=the principal of the final loan repayment+interest on the final loan repayment

(2) Adopt the principal repayment method of equal amount on schedule

① If the repayment date of each period is the corresponding date of the whole period from the date of the loan (if there is no corresponding date, the repayment date is the last day of the month), the loan principal will be repaid from the month and the loan interest will decrease with the principal. The calculation formula is:

Loan repayment principal of each installment =the principal of the loan÷total periods of loan repayment

Interest on each loan repayment = (the principal of the loan-accumulated the repaid principal)the interest rate for each issue

The amount of principal and interest for each loan repayment=the principal of each loan repayment+interest on each loan repayment period

② If the repayment date of each period is not the corresponding date of the whole period from the date of loan issuance, the calculation formula of the principal and interest of the other periods except the first and last periods is the same as above. The calculation formula of the principal and interest of the first and the last period is as follows:

First term repayment principal =the principal of the loan÷total periods of loan repayment

Interest on the first loan repayment=the balance of the loan principal amount×the actual number of days in the first issue×day rate

The amount of principal and interest of the first loan repayment=the principal of the first loan repayment+interest on the first loan repayment

The principal of the final loan repayment=the balance of the loan principal amount

Interest on the final loan repayment=the balance of the loan principal amount×the actual number of days in the final period×day rate

The amount of principal and interest of the final loan repayment=the principal of the final loan repayment+Interest on the final loan repayment

(3) If the principal is repaid on a monthly or quarterly or semiannually or annual basis and the loan repayment method is installment repayment, the date of interest settlement is the 20th day of the month or or the last month of the quarter or the last month of the year. The interest payment date is the next day of the interest settlement date, and the principal of the loan shall be repaid in installments. The amount of the repayment period, the repayment amount and the repayment date shall be subject to the attachment of the loan IOU;

(4) If the principal is repaid on a monthly or quarterly or semiannually or annual basis and the loan repayment method is to repay the principal and interest, the date of interest settlement is the 20th day of the month or or the last month of the quarter or the last month of the year. The interest payment date is the next day of the interest settlement date, and the principal and interest shall be repaid when the loan is due.

(5)If the repayment method of the loan is to repay the principal and interest at the maturity, the principal and interest will be returned in one sum when the loan expires, and the interest will not be calculated after the principal is returned.

1.8 Drawing conditions

Unless the lender abandons it in whole or in part, the borrower shall meet the following conditions before each withdrawal, otherwise the lender shall have the right to refuse the borrower’s application for withdrawal:

1.8.1 The subject of the Borrower shall continue to be legal and valid and continuously comply with its commitments under this Agreement;

1.8.2 This Agreement is effective and the Security Agreement hereunder is legally established and effective.

1.8.3 The Borrower has fully performed its obligations hereunder without any event of default agreed herein;

1.8.4 The borrower has provided other relevant materials for handling the loan as required by the lender.

1.9 Payment of the loan funds

1.9.1 The payment methods for the Loan Funds hereunder shall include the following two payment methods:

(1) The lender makes the payment by accepting the trustee, that is, the lender shall pay the loan to the account of the borrower for the purpose of the borrower through the borrower’s withdrawal application and the payment entrustment.

(2) The borrower independently pays the loan funds, that is, after the lender issues the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower independently pays the loan funds to the borrower’s transaction object conforming to the purpose agreed in the agreement;

The Lender may independently decide on the payment method of the Loan under this Agreement based on the relevant information provided by the Borrower and in combination with the relevant laws and regulations and the Lender’s policies.

1.9.2 The borrower agrees that, in the case of entrusted payment, the lender shall first transfer the loan to the borrower’s account, and then transfer the borrower’s account directly to the account of the borrower’s transaction object.

During the stay period of the loan funds on the borrower’s account, the borrower shall not withdraw, and during this period, if the amount is taken by compulsory measures, including but not limited to freezing and withholding, the borrower shall bear the responsibility, which has nothing to do with the lender, and the borrower shall still bear the repayment responsibility.

1.9.3 Regardless of the payment is entrusted by the Lender or independently by the Borrower, once the loan funds are transferred to the Borrower’s account according to the Borrower’s application or entrustment of the borrower, the Borrower shall be deemed to have made the withdrawal under this Agreement and the Lender’s lending obligations have been fulfilled, the Borrower shall repay the loan as agreed in the Loan Agreement.

1. 9.4 f the borrower adopts the entrusted payment method of the lender, the borrower shall, as required by the lender, provide relevant commercial agreements and other supporting materials related to the purpose of the loan, and the lender agrees to perform the loan obligations, otherwise, the lender shall have the right to refuse to make the loan. If the borrower adopts the independent payment method, the borrower shall report the loan funds payment as required by the lender every 3 months after the loan, provide the loan funds use records and data that meet the requirements of the lender, and provide the Lender with corresponding account information, payment vouchers and other information for the Lender to check, otherwise the lender has the right to exercise any one or more rights of the Lender as stipulated in Article 2.3 of this Agreement.

1.9.5 In the case of independent payment, the lender agrees that the borrower can choose to go to the counter of the lender or use the online bank (if applicable) or handle the withdrawal procedures of the loan with the consent of the lender. The borrower agrees to handle the withdrawal of the loan in accordance with the relevant provisions of the lender, and to confirm the loan handled through the counter or online bank or other means agreed by the lender.

1.10 Fund withdrawal account: The borrower shall open an account specially used for fund withdrawal at the lender or any branch of the Bank of Ningbo, and timely provide the lender with the fund inflow and exit of the account. The specific fund withdrawal account is consistent with the repayment account. The lender has the right to recover the loan in advance according to the withdrawal of the borrower’s funds.

1.11 Repayment account: The Borrower shall open a repayment account at the lender or any branch of the Bank of Ningbo and fully deposit the principal and interest in the repayment account at the date of the repayment account with the specific repayment account. If the borrower has outstanding loan principal and interest or other expenses, it shall promptly deposit in the repayment account and authorize the Lender to deduct at any time. If the loan market quoted interest rate (LPR) changes, the borrower shall deposit the principal and interest repayment in full and time, otherwise, all consequences caused thereby, including but not limited to the adverse impact on the credit record of the borrower, shall be borne by the borrower itself and have nothing to do with the lender. If the repayment account has loss reporting, freezing, stop payment or settlement, or the borrower needs to change the repayment account, the borrower shall go through the change procedures of the repayment account at the lender. Before the change procedures take effect, if the original repayment account has been unable to transfer the full amount, the borrower should go to the counter for repayment. If the borrower fails to complete the change procedures of repayment account in time or fails to handle the repayment in the principal and interest and other expenses of the due loan in time, the borrower shall bear the liability for breach of contract.

1.12 The “Period” in this Agreement is the month or an integral multiple of the month, and the corresponding “interest rate per period” is an integer multiple of the annual interest rate / December. “Quarter end month” is March, June, September or December; “Half year end month” means June or December; “Year end month” means December.

1.13 After the lender and the borrower sign this agreement, it is not necessary to sign a working capital loan agreement every time when handling the online loan loan business.

Article 2 The Rights and Obligations of the Lender

2.1 The Lender has the right to recover or recover in advance the loan principal, interest, compound interest, penalty interest and other creditor’s rights in accordance with this Agreement and the corresponding loan IOU.

2.2 The lender shall have the right to understand the borrower’s production and business operation, financial activities, material inventory and the use of the loan, etc., the lender can check the use of collateral, management, and monthly and require the borrower to provide true and complete financial statements and other documents, data and information, and shall have the right to according to the relevant provisions through the pedestrian credit system or other institutions and systems, query, print, save, use the borrower’s basic information and credit report.

2.3 During the term of this Agreement, In case of the borrower or any of the following circumstances, The lender shall have the right to determine that all credit granted by the borrower (including but not limited to loan, discount, bank acceptance bill acceptance, international trade financing, bank guarantee, etc.) of the borrower are due in advance, And has the right to take the following measures. (1) The lender may terminate the relevant agreements and agreements signed with the Borrower in advance, Including but not limited to this agreement; (2) the lender may stop making new loans, And declare that all loans hereunder are due early, Collect all the principal and interest and expenses of the loan in advance; (3) the lender may directly deduct the corresponding amount from any account of the borrower for the repayment of the principal and interest and expenses of the loan and notify the borrower; (4) the lender may require additional guarantee measures approved by the lender; (5) the lender may bring a suit in the people’s court, Take asset preservation measures such as sealing up, freezing and withholding; (6) the lender may take other asset preservation measures. At the same time, all the branches of the Bank of Ningbo also enjoy the above rights to the borrower.

(1) The borrower stops production, closes business, is disbanded, is taken over, cancels registration, declares bankruptcy, stops business for rectification, and its business license is revoked or revoked;

(2) The Borrower conceals the important facts related to the conclusion of this Agreement or provides false information or provides false statements or contains false information; or the Borrower provides false statements, vouchers, documents and other materials to the Lender during the term of this Agreement;

(3) The borrower fails to repay the principal and interest of the loan in accordance with this Agreement and the corresponding loan IOU (including the loan is declared to be due in advance, including the case that the loan is repaid after the loan is overdue);

(4) The Borrower fails to use the loan according to the purpose agreed in this Agreement and the corresponding IOU;

(5) The borrower fails to perform the obligations agreed with the lender or the third party or the obligations stipulated by laws and regulations;

(6) The Borrower has disposed of any assets before the repayment of the lender’s debt, which may or has affect its ability to repay the debt to the lender (including but not limited to the gift, transfer, transfer, sale at a low price).

(7) The borrower’s credit status declines, difficulties in business activities, deterioration of financial status or breaking through the constraints of financial indicators set by the lender or agreed by both parties.

(8) The borrower does not pay the loan funds in the agreed way;

(9) Borrowers are involved in economic disputes or litigation or any assets of the Borrower shall be taken measures such as seizure, freezing or withholding;

(10) The borrower is charged, fined or fined for suspected illegal crimes, or the legal representative or the principal person in charge of the borrower is detained, arrested, taken, prosecuted, sentenced or fined or fined on suspicion of illegal crimes;

(11) The Borrower fails to perform any of the obligations stipulated in this Agreement and the corresponding loan IOU or violates any terms and commitments of this Agreement and the corresponding loan IOU;

(12) There are circumstances that affect the security of the creditor’s rights under this Agreement, such as the failure of the guarantee agreement under this Agreement, the decline of the guarantor’s guarantee ability, the decrease of the value of the collateral, and the security is sealed up, frozen or withheld, etc;

(13) The guarantor violates the provisions of the security agreement.

(14) The related party or actual controller of the borrower has experienced the events listed in items (1), (5), (7), (9) and (10) of this paragraph and have other changes that are not conducive to the realization of the claims of the lender, and the borrower fails to provide another guarantee approved by the lender as required by the lender; (For the definition of related parties, refer to Accounting Standards for Business Enterprises No.36 —— Disclosure of Related parties and its modified version; see the Company Law of the People’s Republic of China and its modified version.)

(15) In addition to the above events, the Lender will determine whether any other adverse effects of the Borrower in performing its repayment obligations hereunder. The lender has a completely independent judgment of whether the above situation occurs.

2.4 In the process of loan payment, if the lender makes its independent judgment that the borrower has one or more of the following circumstances, the lender shall have the right to adopt (1) change the loan payment method from independent payment to entrusted payment (including partial entrusted payment); (2) stop the issuance and payment of loan funds; and (3) negotiate with the borrower on supplementary loan issuance and payment conditions.

(1) The borrower’s credit status decreases;

(2) The profitability of the borrower’s main business is not strong

(3) The borrower’s use of loan funds is abnormal

2.5 If the borrower fails to repay the principal, interest, compound interest, penalty interest and other debts of the loan due (including those due in advance) as agreed, the lender shall have the right to deduct the corresponding amount from all accounts opened by the borrower in Bank of Ningbo Co., Ltd. and its branches for repayment and notify the borrower. If the lender is required to withdraw all the current deposit, the interest rate. The loss of interest arising from the deduction shall be borne by the borrower by itself. The Borrower hereby irrevocably authorized lender may deduct the said amount at any time.

2.6 Borrower under this agreement default or evade the supervision of the lender or conceal the important facts related to this agreement or provide false information and other illegal behavior, the lender has the right to the collection for the purpose of the relevant information to the collection agency for collection or to the relevant departments or units. The borrower irrevocably authorizes the lender to provide relevant information such as the name and contact information of the borrower to the collection agency for the purpose of collection. The collection agency has the obligation to keep confidential the information of the borrower and shall not use the borrower’s information beyond the purpose of collection. At the same time, the Lender has the right to hold the borrower for breach of contract in accordance with laws, regulations and this Agreement.

2.7 The lender has the right to participate in the borrower’s large financing, asset sale, merger, division, shareholding reform, bankruptcy liquidation and other activities.

2.8 The borrower and the mortgagor (the pledgee) shall, according to the requirements of the lender, complete the legal procedures such as mortgage (pledge) registration, property insurance and so on, and the guarantee and insurance shall remain in force, and the lender has the right to become the first place to claim the insurance money and obtain a copy of the relevant insurance agreement or insurance policy. Otherwise, the Lender has the right to reject the loan under this Agreement.

2.9 The lender has the right to require the borrower to do the loan reconciliation work in time.

2.10 Subject to the performance by the Borrower and the guarantor of their obligations under this Agreement and the Security Agreement, the Lender shall grant the loan to the Borrower in accordance with this Agreement and the corresponding ious.The Lender has the right to entrust the Head Office of Bank of Ningbo and its other branches, any paying bank or agent Bank of Bank of Ningbo to extend the loan to the Borrower in accordance with the provisions of this Agreement, and the Borrower has no objection to this and warrants that the performance of this Agreement by the Head Office of Bank of Ningbo and its other branches, paying bank or agent Bank shall be deemed to be the performance of the Lender. All payment obligations under this Agreement shall be performed by the Borrower to the Lender and all rights shall be vested in the Lender.If the borrower defaults, the lender shall have the right to claim the creditor’s rights directly against the borrower.

2.11 The guarantor of the Loan hereunder shall have any event that threatens its normal operations or materially adversely affects its ability to secure the corresponding debt hereunder, Including but not limited to suspension of production, closure of business, cancellation of registration, revocation of business license, bankruptcy, difficulties in business activities, deterioration of financial condition, suspected illegal activities of legal representative or main person in charge, litigation activities or major economic disputes, assets being sealed up, frozen or deducted and other asset preservation measures, etc. Or if the value of the collateral, pledge or pledge right used as the loan guarantee hereunder is reduced or the asset preservation measures such as sealing, freezing or deduction are taken, and the Borrower fails to provide additional security as required by the Lender, the Lender shall also have the right to take all the measures set forth in Article 2.3 hereof.

Article 3 Commitment and Authorization of the Borrower

3.1 Provide the lender with true, complete and effective materials;

3.2 Cooperate with the lender in loan payment management, post-loan management and relevant inspection;

3.3 Not to use the loan funds for fixed assets, equity and other investments, and not to use the loan funds for fields and purposes prohibited by the state to produce and operate；Not to evade the lender’s entrusted payment by breaking up the whole into pieces;

3.4 The Borrower undertakes to fully perform all its obligations under this Agreement;

3.5 The Borrower agrees and authorize（irrevocable） the Lender (including any branch of the Lender) to use the financial credit information basic database, credit information service platform of inclusive finance and other credit information service platforms established by national or local governments in accordance with the law when reviewing the Borrower’s application for credit granting and post-delivery risk management of the credit granting business. Or inquire, print, use and save the basic financial information and credit information of the unit through various risk information sharing systems, various risk early warning systems, water and electricity use information base and other legally established credit information databases or credit investigation agencies: Meanwhile, the Borrower agrees and irrevocably authorizes the Lender to provide the Borrower’s basic financial information and credit information to the aforementioned platform, system, information database or institution in accordance with the law for the purpose of meeting regulatory submission requirements.Regardless of whether the business under this Agreement is approved or not, the Borrower agrees that the Lender shall retain the Borrower’s credit report and other materials, and the Lender shall ensure that the aforementioned query information is used to the extent authorized.

Article 4 Rights and Obligations of the borrower

4.1 The right to obtain and use the loan in accordance with this Agreement and the corresponding IOU.

4.2 Repay the loan principal, interest, compound interest, penalty interest, legal costs, preservation costs, enforcement costs, attorney’s fees, travel expenses and other reasonable expenses in accordance with this Agreement and the corresponding ious, and the authorized Lender is irrevocably entitled to deduct such expenses in accordance with Article 2.5 hereof.

4.3 The loan shall be used in accordance with the purpose specified in this Agreement without usurping or misappropriating the loan.

4.4 Provide the Lender with true and complete financial statements or other relevant materials and information on a monthly basis, and actively cooperate with the Lender in the inspection of its production and operation, financial status, material inventory and the use of the loan hereunder.

4.5 Before the debt repayment under this Agreement is complete, the Borrower shall take such measures as contracting, leasing, joint-stock transformation, association, merger, merger, division, joint venture, capital reduction, asset transfer, foreign investment, substantial increase in debt financing, application for suspension of business for rectification, application for dissolution, application for bankruptcy or other changes in the creditor’s debt relationship that may cause this Agreement or affect the realization of the Lender’s loan claims Shall notify the lender in writing 30 days prior to the implementation of the above actions, and at the same time fulfill the obligation to pay off the debts or pay off the debts in advance, and obtain the written consent of the lender； otherwise, the above actions shall not be taken.

4.6 The Borrower shall notify the Lender in writing within 3 days after the occurrence of any other event other than the above which threatens its normal operations or has a material adverse impact on the performance of the repayment obligations hereunder, including but not limited to any of the circumstances set forth in Article 2.3 hereof, and implement the repayment measures.

4.7 If the Borrower provides a guarantee for the debts of others or sets a mortgage or pledge guarantee with its main property to a third party before the completion of the debts under this Agreement, which may affect its ability to repay the debts under this Agreement, it shall notify the Lender in writing in advance and obtain the written consent of the Lender.

4.8 The Borrower shall not withdraw or transfer funds, dispose at a low price, gift assets or transfer shares without authorization in order to evade debts to the lender or weaken its own solvency.

4.9 Where the Borrower changes its name, legal representative, legal address, business scope, correspondence address, contact telephone number, etc., it shall, within 5 days after the change, deliver a written notice and relevant documents of change issued by the competent authorities of industry and commerce to the Lender.Otherwise, all liabilities and consequences arising therefrom shall be borne by the Borrower.

4.10 If the guarantor of the loan hereunder stops production, goes out of business, has its registration cancelled, has its business license revoked, is bankrupt and suffers from operating loss, partially or completely loses its guarantee ability corresponding to the debt hereunder, or if the value of the collateral, pledge or pledge right used as the loan guarantee hereunder decreases or there is a dispute over ownership, The Borrower shall provide other security measures approved by the Lender within 10 days after the occurrence of the above circumstances.

4.11 The Borrower shall be obliged to cooperate with the lender in loan reconciliation.

4.12 The Borrower shall, in accordance with the requirements of laws and regulations, bear the expenses of lawyer services, insurance, transportation, registration, storage, appraisal, notarization, depository and guarantee in connection with this Agreement and the guarantee hereunder.

4.13 The Borrower shall immediately sign and deliver the return receipt to the Lender or send the return receipt to the Lender within 3 days after signing for the receipt of the collection letter or collection document delivered to it by the Lender directly or by post.

4.14 The borrower shall strengthen environmental and social risk management. If the borrower is involved in major environmental and social risks, it shall submit environmental and social risk report；The Borrower represents and warrants that the internal management documents relating to environmental and social risks are in accordance with the requirements of laws and regulations and are effectively implemented,There are no major litigation cases involving environmental and social risks；The borrower undertakes to accept the lender’s supervision；If the borrower’s statements, warranties or commitments relating to environmental and social risk management have not been seriously fulfilled, or if the Borrower has been penalized by the relevant government authorities or strongly questioned by the public and/or the media for poor environmental and social risk management, The Lender shall have the right to cancel the credit granting commitment already made, suspend the disbursement of the loan until the borrower has taken remedial measures approved by the Lender, withdraw the loan already issued in advance, and exercise the relevant right of pledge in case the loan cannot be repaid.

Article 5 Liability for Breach of Contract

5.1 After the Agreement comes into force, both parties shall perform the obligations and commitments set forth herein, if either party fails to perform or fails to fully perform the obligations or commitments set forth herein.It shall bear the corresponding liability for breach of contract and compensate the other party for the losses caused thereby.

5.2 The Lender shall indemnify the Borrower for any losses caused by the Lender’s breach of contract.The scope of compensation is limited to the direct losses of the borrower, excluding indirect losses and expected losses.

5.3 If the borrower fails to repay the loan principal as agreed upon upon the maturity of the loan (including being declared to be due early), the lender will charge a certain percentage of overdue penalty interest on the overdue loan according to the loan interest rate agreed herein for the actual overdue days from the overdue date. For the specific percentage of overdue penalty interest, please refer to the Annex.

5.4 If the Borrower fails to use the loan for the agreed purpose, the Lender shall have the right to charge a certain percentage of penalty interest for misappropriation of the loan amount used by the Borrower according to the actual default days at the loan interest level agreed herein from the date of the Borrower’s default. For the specific percentage of penalty interest for misappropriation, please refer to the Annex.

5.5 The Lender shall have the right to compound interest on the outstanding interest payable by the Borrower.The outstanding interest payable by the Borrower during the loan term shall be compounded at the interest rate and settlement method agreed herein；If the Borrower fails to use the loan in due time or fails to use the loan for the purpose agreed herein, the unpaid interest payable shall be compounded by the total interest rate and the settlement rate of the loan interest rate and the penalty interest rate agreed herein.

5.6 When the loan interest rate under this Agreement is adjusted, the penalty interest rate will be automatically adjusted based on the adjusted loan interest rate in accordance with the proportion agreed in Articles 5.3 and 5.4 of this Agreement. The penalty interest rate will apply at the same time as the loan interest rate and will be calculated in sections.

5.7 If the Lender intentionally conceals material facts related to the conclusion of this Agreement or provides false information or circumstances to the Borrower, the Lender shall have the right to charge the Borrower liquidated damages equal to 10% of the loan balance issued hereunder.

5.8 The Borrower shall bear the expenses paid by the Lender during the realization of the creditor’s rights, including but not limited to legal costs, arbitration fees, preservation fees, enforcement fees, attorney fees, travel expenses and other expenses for the realization of the creditor’s rights.

5.9 If the Borrower breaches its obligations under this Agreement or the guarantor of the loan hereunder breaches its obligations under the guarantee Agreement, the Borrower shall be liable for breach of contract as mentioned above, and the Lender shall have the right to identify all the credit extended by the Borrower to the Lender, including but not limited to loan, discount, banker’s acceptance, international trade financing, bank’s guarantee, etc. Are due earlier and are entitled to take all actions set forth in Section 2.3 of this Agreement.

5.10 If the creditor’s rights under this Agreement are secured by mortgage, If the relevant mortgage certificate expires, the relevant authority certificate and mortgage registration procedures cannot be completed again according to the requirements of the lender，the Lender shall have the right to declare that all the credit extension of the Borrower are due in advance and require the Borrower to pay the full margin in advance, add additional security and other remedial measures if the relevant mortgage certificate fails to complete the relevant warrant and mortgage registration formalities as required by the Lender before the expiration.

Article 6 Effectiveness, alteration, assignment, rescission and termination of the Agreement

6.1 This Agreement shall be established by the Borrower through the electronic channels of Bank of Ningbo Co., LTD. (including but not limited to the online banking, Bank of Ningbo APP, financial system, etc.) by clicking and submitting online, and shall come into force upon the approval of the Lender. If the borrower submits the application for signing the Agreement through the lender’s electronic channel, it shall have the same legal effect as the handwritten signature or seal on the paper application.All transactions completed through the electronic channels of Bank of Ningbo Co., LTD through the borrower’s identity authentication elements (including but not limited to account number, login name, password, digital certificate, USBKey, etc.) or other transaction security measures shall be deemed to be done by the Borrower, and the business instructions generated by the above operations shall be legal and valid certificates for the lender to handle the business. The borrower shall be responsible for the consequences arising therefrom.In the event of loss, theft or damage to such elements as identity authentication, the Borrower shall bear all consequences unless the Borrower has expressly notified the Lender.If the Lender’s electronic channel cannot be used normally due to terminal failure, system failure and other reasons, the Borrower shall immediately notify the Lender or go to the Lender’s business outlets for handling.The borrower shall properly keep the account number, password and other information, and shall not lend or sublease the account to others.The Borrower shall bear all the risks and losses arising from the loan of the Borrower’s account, the sublease of other people’s use or the disclosure of the information.

The Borrower has read the above in detail and understands that an electronic signature is the data contained in electronic form in a message attached to identify the signer and show that the signer approves of its contents.Therefore, in addition to all the risks associated with signing a contract in writing, the application for drawing an electronic banker’s acceptance bill by means of electronic signature is fully understood and recognized as having the following risks:

(1) The account password of the borrower’s online banking and other electronic channels is leaked or its identity may be counterfeited;

(2) Due to the possibility of malicious attacks by hackers on the Internet, the Internet server may break down and other unpredictable factors;

(3) the Borrower’s Internet access equipment and software system do not match the online trading system provided;

(4) If the borrower’s handling personnel do not have certain experience in online transaction, they may be unable to initiate the transaction due to improper operation;

(5) The borrower’s computer system is infected with computer viruses or illegally invaded.

The foregoing risks may result in the loss of the Borrower, and the Borrower is fully aware of and voluntarily assumes such risks.

This Agreement shall be valid for one year from the effective date. If no written objection is raised by both parties ，It will be postponed automatically for one year.and so on.If there are still outstanding working capital loans under the original Agreement, the original Agreement shall remain binding on the parties until the completion of all the businesses under the original Agreement.All business after the effective date of this Agreement shall be handled in accordance with the provisions of this Agreement.In the absence of any outstanding business, either Party shall have the right to terminate this Agreement by giving a written notice to the other party five working days in advance. This Agreement shall be terminated as of the date set forth in the written notice. If the date set forth in the written notice is earlier than the date on which the notice reaches the other party, the date on which the notice reaches the other party shall prevail.

6.2 With the consent of the Lender, the Borrower may apply for repayment in advance, and the Lender has the right to charge liquidated damages according to a certain percentage of the amount repaid in advance. Please refer to the subsidiary articles for the liquidated damages.

6.3 If the borrower requires the extension of the loan, it shall submit a written application for extension to the lender and the guarantor’s written opinion agreeing to continue the guarantee 7 days before the expiration of the loan term. Upon the Lender’s approval and signing of the extension agreement, the loan hereunder shall be extended only after the extension agreement becomes effective.

6.4 After this Agreement comes into force, neither party shall arbitrarily alter or terminate this Agreement except as agreed herein or as provided by laws and regulations.If this Agreement needs to be changed or terminated, both parties shall reach a written agreement through consultation.The terms of this Agreement shall remain valid until the written agreement is reached.If the agreement is changed, the client’s consent shall be sought through phone calls, SMS messages and other means, and the announcement shall be made through the public account or official website of our bank.

6.5 The Lender may assign its rights under this Agreement to a third party without the consent of the Borrower.The notice of the assignment of rights by the Lender may be given by written notice or by announcement on the Lender’s official website (http://www.nbcb.com.cn), public media and other forms approved by the regulatory authority.The Borrower hereby authorizes the Lender, as its agent, to enter into all necessary agreements and documents with such third parties to complete the transfer.The Borrower hereby acknowledges that the agreement and documents signed by the Lender and the said third party constitute valid legal documents between the Borrower and the third party, confirm the creditor’s and debtor’s relationship between the Borrower and the third party, and are legally binding on both the Borrower and the third party.If the Lender transfers the loan claims under this Agreement to a third party, the Borrower shall, within five working days from the date of the announcement, raise the claim of defense or set-off against the Lender. Failure to object is considered as an endorsement of the assignment of debt.

6.6 The Borrower shall not assign any of its obligations under this Agreement to a third party without the written consent of the Lender.

Article 7 Application of law and dispute settlement

7. 1 The conclusion, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan for the purpose of this Agreement).

7.2 Any dispute arising from the performance of this Agreement shall be settled by the parties through negotiation.If no agreement can be reached through negotiation, please refer to the subsidiary terms for the specific dispute settlement method.

7.3 During the period of negotiation, submission of litigation or arbitration, the Agreement does not involve the provisions of the disputed part and the parties shall still perform it. Neither party shall refuse to perform any of its obligations under this Agreement on the grounds that the dispute settlement procedure is in progress.

Article 8 Other Matters

8.1 The invalidity or cancellation of some provisions of this Agreement shall not affect the validity of other provisions, which shall remain valid.

8.2 Service

(1) The Borrower acknowledges that the following address shall be the address and contact information for the notice sent by the Lender and the debt collection, litigation (arbitration) legal documents involved, and the address and contact information shall be applicable to all stages of litigation and execution.

(2) The lender, the Trial court and arbitration agency shall send the notice and legal documents at the following address and contact information. If no one signs for or refuses to receive the mail, the date of return of the notice and legal documents shall be deemed as the date of service. If the mail is rejected at the time of direct service, the deliverer may take photos or video to record the service process, and leave the notice and legal documents in lien, which shall be deemed as service.

(3) The borrower acknowledges that the lender, the hearing court and the arbitration institution may serve the instrument by mobile phone SMS , fax or email or other modern means of communication through the mobile phone number, fax number or email address specified below. The lender, the hearing court and the arbitration institution shall be deemed to have served the instrument as long as they confirm that they have sent the relevant legal instrument at the number and address specified below.The relevant legal documents sent by the lender, the hearing court or the arbitration institution at the following postal address shall be deemed to have been delivered 3 days after the delivery of the mail.

(4) If the borrower provides the wrong contact information or fails to timely inform the changed contact information, resulting in the failure to serve or return the notice or legal document, the date of return of the notice or legal document shall be deemed as the date of service.

(5) The delivery address and contact information of the Borrower are set forth in the subsidiary terms.

8.3 Both parties hereby agree to confirm the legal validity of the telephone recording and faxed copy, and promise that they can be submitted as evidence to the court, the Arbitration Commission and other dispute settlement institutions.A faxed copy shall have the same validity as the original while the original is in transit.The fax number specified by the Borrower in this Agreement shall not be changed at will, and the Borrower shall issue a written explanation of the change to the Lender when the fax number is changed, failing which, the Borrower shall assume all liabilities arising therefrom.The Borrower shall ensure that the fax sent by the Borrower is consistent with the original； otherwise, the Borrower shall bear the corresponding responsibility.

8.4 The headings of the terms of this Agreement are for the convenience of reference only, and no terms of this Agreement shall be construed or understood solely on the basis of the headings.

8.5 Except as agreed herein or as provided by relevant laws and regulations, unless the non-breaching party expressly states in writing, the breaching Party shall violate or fail to perform any agreement or obligation contained herein at any time. No act, omission, delay in taking action or any other measure by the non-breaching Party shall be deemed to be a waiver of any of its rights under this Agreement.

8.6 If any party to this Agreement requests notarization of the agreement, the parties shall jointly apply for notarization to the notary office, and clearly give the agreement the effect of enforcement.The notarization fee shall be borne by the borrower.At the same time, the Borrower agrees that this Agreement shall be enforceable upon notarization. If the Borrower fails to perform its obligations hereunder, the Lender may apply to the people’s court with jurisdiction for enforcement according to law.

8.7 If this Agreement cannot be fully performed due to changes in regulations, rules, policies or emergency measures, the Lender shall not bear any responsibility.

8.8 Matters not covered herein shall be handled in accordance with relevant laws and regulations, the People’s Bank of China, the CBRC and the lender.

Article 9 The standard terms, ancillary terms, supplementary agreements, ious, Borrower’s undertakings, testimonies and power of Payment, etc. constitute the entire Agreement, and the components of such Agreement may be executed in paper, electronic or other means approved by the Lender.

Article 10 Tips and Declarations

1. The Borrower agrees that the Lender shall entrust a third party to keep the written documents or electronic information related to this Agreement: The Parties hereto agree and confirm that the written documents or electronic information related to this Agreement provided by the third party entrusted by the Lender shall be the final proof of the matters related to this Agreement.

2. The Lender has drawn the Borrower’s attention to a full and accurate understanding of the terms of this Agreement.The meaning of the terms of this Agreement and the corresponding legal consequences are fully known and understood by the contracting parties.

At the same time, the Borrower specifically declares that it has paid special attention to and accepts the terms, especially the bold terms, relating to its obligations and adverse to it.

The borrower already knows that choosing a floating rate increases interest payments if interest rates rise between the start date and the maturity date, and choosing a fixed rate increases interest payments if interest rates fall between the start date and the maturity date.

(The above is the standard terms of this Agreement, and the following is connected to the subordinate terms of this Agreement)

Online working capital loan general agreement subsidiary clause

(2021021 / Electronic Channel Edition / August 2022)

Number: 07800LK24CCIBNC

Lender: Wuxi Branch of Bank of Ningbo Co., Ltd

Borrower: Jiangsu Huhu Electromechanical Technology Co., LTD

Article 1 If the borrower fails to repay the loan principal as agreed, the lender shall receive a penalty interest of fifty percent (in words); if the borrower fails to use the loan for the agreed purpose, the lender shall charge a penalty interest of eighty percent (in words).

Article 2 With the consent of the lender, the borrower may apply for repayment in advance, and the lender shall have the right to charge the corresponding liquidated damages at /% of the amount returned in advance.

Article 3 Place of agreement signing: No.2-2, Zhongnan Road, Liangxi District, Wuxi City

Article 4 The service address and contact information of the borrower:

Mail and express address: A3-1208, No.228 Linghu Avenue, Xinwu District, Wuxi

Addressee (or agent); Wang Yinglai; Position：Legal representative ID number:

Contact number:

Fax receiving number: /

Mobile phone SMS receiving number:

Email address: /

If the address of the Borrower is not provided to the Lender, or the address provided is not detailed enough (if not accurate to the house number), the Borrower agrees that the registered address shall be the address of mail and express delivery. If the borrower does not provide a clear email address, it agrees to use the email address of the mobile phone number operator as the email address to borrow money

The person shall ensure that the email address matched by the mobile phone number operator can be used normally from the date of signing this Contract.

The standard terms of this Agreement and the subsidiary terms of this Agreement constitute a complete agreement.

Signed on: April 28,2024